Pricing Supplememt No. 52 Dated November 21, 2000   Filed Pursuant to: Rule 424(b)(3)
                       --       -----------------
(To Prospectus dated April 1, 1999 and              File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue: November 27, 2000  [ ] Fixed Rate       [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
               -----------------  [X] Senior           [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: May 27, 2003       [ ] Subordinated     [ ] CD Rate Note                   [ ] Prime Rate Note
               -----------------                       [ ] CMT Rate Note                  [ ] Treasury Rate Note
                                                       [ ] LIBOR Note                     [ ] Other

CUSIP: 06422NEH5
       -------------------

Principal Amount: $120,000,000.00
                  -------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   ------------------

Interest Rate/Initial Interest Rate: Not Applicable
                                     ------------------------

Interest Payment Dates: 27/th/ of February, May, August, and November
                        -------------------------------------------------------

Interest Reset Dates: 27/th/ of February, May, August, and November
                      -------------------------------------------------------

Index Maturity: 90 Days
                -----------------

Designated CMT Maturity Index:
                               -------------------------------

Designated CMT Telerate Page:
                              -------------------------------

Spread: +24 Basis Points
        --------------------------

Spread Multiplier: None
                   --------------

Minimum Interest Rate: None
                       --------------

Maximum Interest Rate: None
                       --------------

Interest Payment Period: November 27, 2000 to February 27, 2001 and quarterly
                         ----------------------------------------------------
                         thereafter, up to but excluding the interest payment
                         ----------------------------------------------------
                         date
                         ----

Interest Rate Reset Period: November 27, 2000 to February 27, 2001 and quarterly
                            ----------------------------------------------------
                            thereafter, up to but excluding the interest
                            ----------------------------------------------------
                            payment date
                            ------------

Redemption Date(s) or Period: None
                              --------------

Optional Repayment Date(s): None
                            --------------

Calculation Agent (If Applicable): Bank One, NA
                                   ----------------------

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.